Exhibit 99.1

                             NOTICE OF REDEMPTION
                             --------------------

                               To The Holders of
                          Sweetheart Cup Company Inc.
                   9-1/2% Senior Subordinated Notes due 2007
                          *CUSIP Number: 344555-AC-1

NOTICE IS HEREBY GIVEN that, pursuant to the terms of the Indenture dated as of February 27, 1997 (as supplemented through the date hereof, the "Indenture"), between Sweetheart Cup Company Inc. (the "Company") and The Bank of New York, as Trustee (the "Trustee"), the Company has elected pursuant to
Section 3.07 of the Indenture to redeem on March 29, 2004 (the "Redemption Date") an aggregate $120,000,000 principal amount of its 9-1/2% Senior Subordinated Notes due 2007 (the "Notes"), all of which principal amount is represented by CUSIP No. 344555-AC-1, at the redemption price of 101.583% of the principal amount thereof together with accrued and unpaid interest on the Notes to the Redemption Date (the "Redemption Price"), in accordance with the terms of the Indenture.

On the Redemption Date, the Redemption Price will become due and payable upon the Notes to be redeemed, and unless the Company defaults in making payment of the Redemption Price, interest thereon will cease to accrue on and after the Redemption Date.

Payment of the Redemption Price will be made only upon presentation and surrender of the Notes at The Bank of New York at either of the following addresses:

         BY MAIL                            IN PERSON
         -------                            ---------

         The Bank of New York               The Bank of New York
         111 Sanders Creek Parkway          Corporate Trust Services Window
         East Syracuse, NY 13057            Lobby Level
         Attn: Redemption Unit              101 Barclay Street
                                            New York, NY 10286

If you surrender your Notes by mail, we suggest that you do so by certified or registered mail.

Dated: February 27, 2004                    SWEETHEART CUP COMPANY INC.

                           IMPORTANT TAX INFORMATION
                          Please read this carefully

Under the provisions of the Interest and Dividend Tax Compliance Act of 1983, the Paying Agent may be obligated to withhold 28% from payments of the Redemption Price to individuals who have failed to furnish the Paying Agent with a valid Taxpayer Identification Number. Holders of Securities who wish to avoid the application of these provisions should submit certified Taxpayer Identification Numbers on Form W-9 when presenting their certificates.

*This CUSIP Number has been assigned to this issue by Standard & Poor's Corporation and is included solely for the convenience of the Securities Holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP Number, nor is any representation made as to its correctness on the Security or as indicated in any redemption notice.